Exhibit 99.1

SANUWAVE Health, Inc. Barry Jenkins, CFO Bernie Laurel, VP of Sales and Marketing 678-578-0103 investorrelations@sanuwave.com	Lippert/Heilshorn & Associates Anne Marie Fields (Investors) 212-838-3777 afields@lhai.com Mackenzie Mills (Media) 212-838-3777 mmills@lhai.com

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS THIRD QUARTER FINANCIAL RESULTS

ALPHARETTA, GA, November 14, 2011 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three and nine months ended September 30, 2011.

Christopher M. Cashman, President and CEO of SANUWAVE, said, “We are especially pleased with the progress we made in the third quarter as we advanced our strategic development plans for dermaPACE® in wound healing through the filing of the final module of our Premarket Approval (PMA) application with the U.S. Food and Drug Administration (FDA) for dermaPACE to treat diabetic foot ulcers.  We continued to publish and present data in support of PACE® technology in a number of clinical settings and in support of our underlying mechanism of action.  These accomplishments keep us on track to advance the commercial goals for our technology.”

Operational highlights of the third quarter 2011 include the following:

•
Lawrence Bass, M.D., Clinical Assistant Professor of Plastic Surgery, Department of Plastic Surgery, NYU School of Medicine, and safety monitor for the pivotal Phase III clinical trial of dermaPACE for the treatment of diabetic foot ulcers, presented the results of the trial at the American Society of Plastic Surgeons 2011 National Meeting.

•
The American Medical Association announced the establishment of two Current Procedural Terminology (CPT) Category III codes for Extracorporeal Shock Wave Technology in wound healing.  Pending FDA approval, dermaPACE would be the first and only technology capable of utilizing these new codes.

•
The publication of positive data highlighting the underlying molecular activity of dermaPACE to treat diabetic foot ulcers compared with hyperbaric oxygen therapy in Diabetes Research and Clinical Practice.

•	The Company was issued an important U.S. patent that provides strong and broad intellectual property protection for the Company’s PACE technology in a variety of musculoskeletal indications.

•
The Company strengthened and expanded its Board of Directors with two key additions:  Mr. Ron Sparks, who has a 34-year career in the medical device industry, specifically in wound care and orthopedics, and Ms. Babette Henagan, a founding member of Linx Partners, a private equity investment firm that partners with family owners, entrepreneurs and management to acquire and grow middle-market industrial companies.

Third Quarter Financial Results
Revenues for the three months ended September 30, 2011 were $161,678, compared with revenues of $278,212 for the corresponding 2010 quarter, a decrease of $116,534 or 42%. The Company’s new product, orthoPACE®, was introduced to the European market in July 2010.  The revenues for the three months ended September 30, 2010 included $98,143 in one-time sales of demonstration orthoPACE devices to the Company’s European distributors to start marketing this new product.

Research and development expenses for the three months ended September 30, 2011 were $623,318, compared with $1,000,265 for the same period in 2010, a decrease of $376,947 or 38%. This decrease is primarily due to reductions in costs associated with the Company’s Phase III clinical trial of dermaPACE to treat diabetic foot ulcers, which completed enrollment and patient follow-up in 2010 and transitioned to clinical trial analysis and PMA submission in 2011.

General and administrative expenses for the three months ended September 30, 2011 were $1,493,963, compared with $1,393,826 for the same period in 2010, an increase of $100,137 or 7%.  General and administrative expenses included non-cash stock-based compensation of $250,177 and $451,947 for the three months ended September 30, 2011 and 2010, respectively. The decrease in stock-based compensation was primarily due to restricted stock granted in 2009 becoming fully vested and expensed as of January 1, 2011.  Excluding stock-based compensation, general and administrative expenses were $1,243,786 for the three months ended September 30, 2011, compared with $941,879 for the same period in 2010, an increase of $301,907 or 32%. The increase is mainly due to higher sales and marketing expenses for medical society trade shows and increased legal costs as a result of patent preparation, filing and defense activities.

The net loss for the three months ended September 30, 2011 was $2,071,539 or ($0.10) per share, compared with a net loss of $2,663,191 or ($0.21) per share for the three months ended September 30, 2010.

Nine Month Financial Results
Revenues for the nine months ended September 30, 2011 were $577,180, compared with $538,540 in the same period in 2010. The increase of $38,640, or 7%, is attributable to sales in Europe of orthoPACE, which was introduced in July 2010.

Research and development expenses for the nine months ended September 30, 2011 were $2,167,735, compared with $2,981,890 for the same period in 2010, a decrease of $814,155 or 27% due to lower expenses related to the dermaPACE clinical trial in 2011 as patient enrollment and follow-up ended during 2010, and costs for 2011 transitioned to clinical results analysis and PMA submission.

General and administrative expenses for the nine months ended September 30, 2011 were $4,386,538, compared with $4,490,586 for the same period in 2010, a decrease of $104,048 or 2%. General and administrative expenses included non-cash stock-based compensation of $550,387 and $1,389,647 for the nine months ended September 30, 2011 and 2010, respectively. The decrease in stock-based compensation was primarily due to restricted stock granted in 2009 becoming fully vested and expensed as of January 1, 2011.  Excluding stock-based compensation, general and administrative expenses were $3,836,151 for the nine months ended September 30, 2011, compared with $3,100,939 for the same period in 2010, an increase of $735,212 or 24%. The increase is mainly due to increased sales and marketing expenses for medical society trade shows, increased investor relations expenses and increased legal costs as a result of patent preparation, filing and defense activities.

The net loss for the nine months ended September 30, 2011 was $7,827,072, or ($0.41) per share, compared with a net loss of $8,385,096, or ($0.67) per share for the same period in 2010. Included in the net loss for the 2011 period was a non-recurring non-cash loss from extinguishment of debt of $1,318,781 for the cancellation of $4,413,908 in notes payable to related parties in exchange for 1,358,126 shares of common stock and 679,064 Class E Warrants.

As of September 30, 2011, the Company had cash and cash equivalents of $5,784,482, compared with $417,457 as of December 31, 2010, an increase of $5,367,025. For the nine months ended September 30, 2011, net cash used by operating activities was $6,994,179, primarily consisting of compensation costs, clinical trials, research and development activities and general corporate operations. The net cash used by operating activities during the period included payments to reduce current payables, accrued employee compensation and accrued expenses, which totaled $1,372,039. Net cash provided by financing activities for the nine months ended September 30, 2011 was $12,367,455, which consisted of the net proceeds from the private placement of $8,467,121 of the Company’s stock and warrants and the exercise of unit options of $3,900,334.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE marked for treatment of the skin and subcutaneous soft tissue and recently completed its highly positive pivotal Phase III, Investigational Device Exemption (IDE) clinical trial in the U.S. for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that this technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron™ and orthoPACE devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control.  Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
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(Tables to Follow)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,784,482	$417,457
Accounts receivable - trade, net	89,266	95,549
Inventory	425,663	463,643
Prepaid expenses	153,824	121,084
Due from Pulse Veterinary Technologies, LLC	130,039	45,389
TOTAL CURRENT ASSETS	6,583,274	1,143,122

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	36,601	13,386

OTHER ASSETS	32,386	32,253

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,610,471	1,840,538

TOTAL ASSETS	$8,262,732	$3,029,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,161,384	$1,829,815
Accrued employee compensation	472,638	1,101,410
Accrued expenses	181,368	256,204
Notes payable, related parties	-	4,247,290
Interest payable, related parties	81,864	82,977
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,552,315	8,172,757

NOTES PAYABLE, RELATED PARTIES	5,372,743	5,372,743
TOTAL LIABILITIES	7,925,058	13,545,500

COMMITMENTS AND CONTINGENCIES	-	-

GOING CONCERN	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 50,000,000 shares authorized; 20,907,536 in 2011 and 14,794,650 in 2010 issued and outstanding	20,908	14,795

ADDITIONAL PAID-IN CAPITAL	62,372,551	43,728,133

ACCUMULATED OTHER COMPREHENSIVE INCOME	41,318	10,902

RETAINED DEFICIT	(62,097,103)	(54,270,031)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	337,674	(10,516,201)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$8,262,732	$3,029,299

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

REVENUES	$161,678	$278,212	$577,180	$538,540

COST OF REVENUES	48,475	109,801	189,006	198,381

GROSS PROFIT	113,203	168,411	388,174	340,159

OPERATING EXPENSES
Research and development	623,318	1,000,265	2,167,735	2,981,890
General and administrative	1,493,963	1,393,826	4,386,538	4,490,586
Depreciation	971	155,198	13,452	535,132
Amortization	76,689	76,689	230,067	230,068
TOTAL OPERATING EXPENSES	2,194,941	2,625,978	6,797,792	8,237,676

OPERATING LOSS	(2,081,738)	(2,457,567)	(6,409,618)	(7,897,517)

OTHER INCOME (EXPENSE)
Transitional services provided to Pulse Veterinary Technologies, LLC	112,500	90,000	337,500	270,125
Gain on sale of assets	-	4,500	-	6,565
Extinguishment of debt	-	-	(1,318,781)	-
Interest expense, net	(76,578)	(274,247)	(392,652)	(731,771)
Loss on foreign currency exchange	(25,723)	(25,877)	(43,521)	(32,498)

TOTAL OTHER INCOME (EXPENSE)	10,199	(205,624)	(1,417,454)	(487,579)

LOSS BEFORE INCOME TAXES	(2,071,539)	(2,663,191)	(7,827,072)	(8,385,096)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(2,071,539)	(2,663,191)	(7,827,072)	(8,385,096)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	17,128	(12,520)	30,416	(16,681)
TOTAL COMPREHENSIVE LOSS	$(2,054,411)	$(2,675,711)	$(7,796,656)	$(8,401,777)

LOSS PER SHARE:
Net loss - basic	$(0.10)	$(0.21)	$(0.41)	$(0.67)
Net loss - diluted	$(0.10)	$(0.21)	$(0.41)	$(0.67)

Weighted average shares outstanding - basic	20,907,536	12,511,879	19,196,236	12,510,398
Weighted average shares outstanding - diluted	20,907,536	12,511,879	19,196,236	12,510,398

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,827,072)	$(8,385,096)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	230,067	230,068
Accrued interest	166,618	734,697
Depreciation	13,452	535,132
Change in allowance for doubtful accounts	25,726	8,807
Gain on sale of property and equipment	-	(6,565)
Stock-based compensation	550,387	1,389,647
Extinguishment of debt	1,318,781	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	(19,443)	(15,914)
Inventory	37,980	108,127
Prepaid expenses	(32,740)	(9,455)
Due from Pulse Veterinary Technologies, LLC	(84,650)	57,693
Other assets	(133)	55
Assets held for sale	-	(1,316)
Changes in liabilities - increase/(decrease)
Accounts payable	(668,431)	1,041,160
Accrued employee compensation	(628,772)	449,371
Accrued expenses	(74,836)	(269,960)
Interest payable, related parties	(1,113)	-
NET CASH USED BY OPERATING ACTIVITIES	(6,994,179)	(4,133,549)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	7,000
Purchase of property and equipment	(36,667)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(36,667)	7,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placement	8,467,121	-
Proceeds from unit options exercised, related parties	2,463,008	-
Proceeds from unit options exercised	1,437,326	-
Proceeds from promissory notes, related parties	-	2,450,000
Proceeds from sale of common stock	-	300,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,367,455	2,750,000

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	30,416	(16,681)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,367,025	(1,393,230)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	417,457	1,786,369
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,784,482	$393,139

SUPPLEMENTAL INFORMATION
Cash paid for interest	$242,903	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital stock issued in exchange for notes payable, related parties	$4,413,908	$-